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                                                                   EXHIBIT 10.52

                            STOCK OPTION AGREEMENT


     THIS AGREEMENT is made effective as of April 11, 1996 between DRCA Medical Corporation (hereinafter called the "Company"), and Victor M. Rivera, M.D. (hereinafter called "Optionee").

                              GRANT OF THE OPTION

     1. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereafter set forth, all or any part of an aggregate of FOUR THOUSAND (4,000) shares of the presently authorized but unissued common stock of the Company (which common stock subject to the Option shall hereinafter be referred to as the "Common Stock"). The purchase price of the Common Stock shall be $3.00 per share ("Option Price"), which Option Price is not less than the fair market value of the Common Stock as of the date hereof. This stock option is intended to be a nonstatutory stock option for purpose of the Internal Revenue Service.

     2. The Option may not be assigned, transferred or disposed of by the Optionee other than by will or the laws of decent and distribution. For purposes of this subparagraph, "disposed of" shall mean any gift or intervivos transfer; any transfer to a trust, any lien, pledge, mortgage, or other encumbrance; any transfer by reason of marital property division; any disposition pursuant to court, bankruptcy, administrative or similar proceedings; or any disposition whatsoever, whether voluntary or involuntary. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

                            EXERCISE OF THE OPTION

     3. The Option may be exercised on or before the Expiration Date (as defined below) in whole at any time or in part from time to time with respect to whole shares only of the Common Stock in accordance with Section 4 below. The Option may be exercised only by the delivery to the Company at its principal office (a) of a written notice of the exercise of the Option that specified the number of shares of Common Stock as to which the Option is being exercised; and
(b) payment in full of the Option Price for such Common Stock. No exercise of the Option shall be required to be honored if it does not comply with the provisions of this Agreement or if the honoring of such exercise would cause any law or regulation to be violated.

     4.  The Options shall vest as specified below:

         a. No Options shall vest until Optionee is reelected to the Board of Directors of the Company;
         b. Following Optionees' reelection to the Board of Director of the Company, Options shall vest on the last day of each month as follows: Month 1 through month 11 Options will vest at the rate of 167 shares per month. Month 12 Options will vest for 163. Month 13 through month 23 Options will vest at the rate of 167 shares per month. Month 24 Options will vest for 163 shares.

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     Such vesting shall occur on the last day of each month and shall not be prorated in the event the services as a Director is terminated. Shares not vested to the Optionee at termination of Optionee's services as a Director of the Company shall revert to the Company and Optionee shall have no right or claim against any such Options so forfeited.

     5. Upon the Company's determination that the Option has been validity exercised as to any of the Common Stock, the Company shall direct the persons responsible for issuing the Common Stock to issue certificates in the Optionee's name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages related to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

     6. The Company intends for the Option to be qualified as a "nonstatutory stock option" with the meaning of the Internal Revenue Code.

                          EXPIRATION DATE OF OPTION.

     7. The Option must be exercised on or before the expiration of three years after the first vesting date as specified in Section 4 above ("Expiration Date").

                       EFFECT ON CORPORATE TRANSACTIONS

     8. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of common stock, bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Common Stock issuable upon exercise of the Option or the right thereof and at any price determined by the Board of Directors of the Company, or the dissolution or liquidation of the Company or the sale or transfer of any or all of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event of involuntary dissolution of the Company, the Option shall be deemed cancelled to the extent not previously exercised.

     If the Company is merged into or consolidated with another corporation under where the Company is not the surviving corporation, or if the Company is liquidated, or engages in any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, sale or other disposition of its assets to another corporation during the period of the Option hereunder, (a) subject to the provisions of (c) below, after the effective date of such merger, consolidation, liquidation or other transaction, as the case may be, Optionee shall be entitled, upon exercise of the Option, to receive, in lieu of Common Stock of the Company, shares of such stock or other securities as the holders of Common Stock of the Company received, if any, pursuant to the terms of the merger, consolidation or other transaction; (b) the Board of Directors of the Company may waive any limitation set forth in or imposed pursuant to this Agreement so that the Option, from and after a date prior to the effective date of such merger, consolidation, liquidation, or other transaction, as the case may be, specified by such Board, may be exercisable in full; and/or (c) the Option may be cancelled by the Board of Directors of the Company as of the effective date of any such merger, consolidation, liquidation or other transaction provided that (i) notice of such cancellation shall be given to Optionee

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and (ii) Optionee shall have the right to exercise the Option in full during a
30-day period preceding the effective date of such merger, consolidation, liquidation, or other transaction.

                             CERTAIN RESTRICTIONS

     9. Optionee understands that the Option is not registered under the Securities Act of 1933, as amended (the "Act") and the Company has no obligation to register under the Act the Option or any of the Shares of Common Stock subject to and issuable upon the exercise of the Option. Optionee represents that the Option is being acquired by him and that such shares of Common Stock will be acquired for his own account for investment and without a view to resale or or distribution in violation of the Acct or any other securities law, and, upon any such acquisition Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Agreement. Any disposition of the Option or the Common Stock must comply with the Act or any other securities law or with this Agreement. Any disposition of the Option or the Common Stock must comply with the Securities and Exchange Act of 1934, and state securities laws, as applicable. All certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Act prior to their issuance.

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     10. Subject to approval of corporate counsel, the Company agrees to grant Optionee Piggy-Back registration rights for any vested and exercised Options.

     11. The Common Stock cannot be readily purchased or sold on the open market, and for that reason, among others, the parties will be irreparably damaged in the event that the provisions of this Agreement are not specifically enforced. Should any dispute arise concerning the sale or disposition of Common Stock, an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the purchase or sale of any such Common Stock or the compliance with any obligation hereunder, the same shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have. In any successful action for injunction or specific performance under this Agreement, the party against whom such action was brought shall be responsible for and shall indemnify the other parties hereto against any and all expenses incurred in connection therewith, including but not limited to, court costs and attorneys' and accountants' fees.

     12. Optionee shall have no rights as a shareholder in respect of shares of Common Stock issuable upon exerscise of the Option as to which the Option shall not have been exercised, payment made as herein provided and certificates representing such shares issued in Optionee's name, and shall have no rights with respect to such shares not expressly conferred by this Agreement.

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                                    GENERAL

     13. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company in Houston, Texas, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage, registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

     14. Optionee shall be solely responsible for the payment of all withholding and other federal or state employment or other taxes (if any) attributable to the Option and will indemnify and hold harmless the Company, its successors and assigns, against all such taxes (and any and all related interest and penalties) and all costs and expenses, including attorneys' fees related to defending any such claims for taxes.

     15. This Agreement shall be binding upon and insure to the benefit of any successor or successors of the Company.

     16. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

     17. This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective personal representatives, successors and permitted assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

     IN WITNESS WHEREOF, the Company has caused this to be executed on its behalf by its duly authorized officer, and Optionee has hereunto set his hand as of the day and year first above written, which is the date of the grant of this Option.

DRCA MEDICAL CORPORATION                   "OPTIONEE"


By:  /S/ JOSE E. KAUACHI                   /S/ VICTOR M. RIVERA
     -------------------                   --------------------
     Jose E. Kauachi                       Victor M. Rivera, M.D.
     Chairman of the Board & CEO
                                           Address of "Optionee":

                                           6560 Fannin, Suite 1224
                                           Houston, Texas 77030

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